Exhibit 99.906 CERT

SECTION 906 CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2024 of DriveWealth ETF Trust (the “Registrant”).

I, Christopher Quinn, the President of the Registrant, certify that, to the best of my knowledge:

1.	This Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 9, 2024

/s/ Christopher Quinn
Christopher Quinn
President (Principal Executive Officer)

SECTION 906 CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2024 of DriveWealth ETF Trust (the “Registrant”).

I, Michael Minella, the Treasurer of the Registrant, certify that, to the best of my knowledge:

1.	This Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 9, 2024

/s/ Michael Minella
Michael Minella
Treasurer (Principal Financial and Accounting Officer)